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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 1999 which appears on page 15 of the 1998 Annual Report to Shareholders of Xicor, Inc., which is incorporated by reference in Xicor, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP
--------------------------------
PRICEWATERHOUSECOOPERS LLP
San Jose, California
January 26, 2000